UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

8670 Wolff Court, Suite 240 Westminster, Colorado (Address of principal executive offices)	80031 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 24, 2015, Farmland Partners Inc. (the “Company”), Farmland Partners Operating Partnership, LP (the “Operating Partnership”) and a wholly owned subsidiary of the Operating Partnership entered into a purchase agreement (the “Purchase Agreement”) with unrelated third parties (collectively, the “Seller”) to acquire eight row crop farms in North Carolina, South Carolina, and Virginia comprising an aggregate of 15,042 acres (collectively, the “Property”) for total consideration comprised of (a) $49.8 million in cash, (b) 824,398 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) and (c) 2,157,573 units of limited partnership interest (“OP Units”) in the Operating Partnership (collectively, the “Purchase Price”).

The acquisition is expected to close in May 2015, subject to the satisfaction of certain closing conditions. In addition, the parties may terminate the Purchase Agreement if the market price of the Common Stock falls outside of the range set forth in the Purchase Agreement.

Under the Purchase Agreement, the Seller has the option to repurchase the Property on the fifth anniversary of the Purchase Agreement for total consideration equal to the sum of: (i) the Purchase Price multiplied by 1.276282; (ii) the price paid by the Company for any improvements multiplied by 1.10; and (iii) a sum equal to 15 times the annual rental income in excess of $4,150,000. The Seller must notify the Company of its intention to exercise the repurchase option no later than September 23, 2019.

The Company entered into a five-year lease agreement with the Seller for the Property. The annual rent due under the lease for 2015-2017 is $4,312,189. For 2018 and 2019, the annual rent will increase by 2% to $4,398,432. At closing, the Seller will be required to pay the 2015 annual rent in full as well as a 10% advance on the rent due for 2016-2019.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the shares of Common Stock and OP Units to the Seller at closing and pursuant to the terms of the Purchase Agreement will be effected in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Rule 506 of Regulation D of the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, without limitation, statements regarding the completion of the pending acquisition, expected lease terms and mortgage indebtedness. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Certain factors that could cause actual results to differ materially from the Company’s expectations include satisfaction of the closing conditions to the Purchase Agreement described above and other risks detailed under “Risk Factors” in the Company’s Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on March 3, 2015. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, except to the extent required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: March 27, 2015	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

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